Exhibit 10.1



FIRST AMENDMENT TO LOAN AGREEMENT

         FIRST AMENDMENT TO LOAN AGREEMENT dated as of June 14, 2000 (this "Amendment") between KPT PROPERTIES, L.P., a Delaware limited partnership having an address c/o Konover Property Trust, 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511(together with its permitted successors and assigns, "Borrower") and LASALLE BANK NATIONAL ASSOCIATION, as Trustee for CDC Depositor Trust ST-I (formerly known as Nomura Depositor Trust ST-I), Commercial Mortgage Pass-Through Certificates, Series 1998 - ST-I, having an address c/o CapMark Services, L.P., 245 Peachtree Center Avenue, NE, Suite 1800, Atlanta, Georgia 30303-1231 (together with its permitted successors and assigns, "Lender").

                                    RECITALS
                                    --------

                  A. FAC Realty, Inc. ("FAC"), the predecessor in interest to Borrower, and Nomura Asset Capital Corporation ("NACC") entered into that certain Loan Agreement dated as of February 19, 1997 (the "Existing Loan Agreement") providing for a secured mortgage loan in an amount of up to $150,000,000 (the "Original Loan") to be made to Borrower. The Original Loan is evidenced by that certain Amended, Restated and Consolidated Promissory Note dated as of February 19, 1997 in the principal amount of $150,000,000 made by FAC and payable to NACC, (the "Original Note").

                  B. Prior to the execution hereof, the Existing Loan Agreement, the Original Loan and the Original Note were assigned (i) by NACC to The Capital Company of America LLC ("CCA"), (ii) by CCA to the Owner Trustee (hereinafter defined) and (iii) by Owner Trustee to Lender, each pursuant to a general assignment.

                  C. (i) This Amendment was requested by the Borrower and agreed to by CDC Mortgage Capital, Inc. ("CDC"); (ii) CDC negotiated or established the terms of the amendment, evaluated the Borrower's financial condition and prepared or caused to be prepared this Amendment; and (iii) neither CapMark Services, L.P. nor Lender engaged in any of the foregoing activities, but rather are executing this Amendment at the request of CDC.

                  D. Pursuant to Section 3.28(k) of that certain Pooling and Servicing Agreement, dated as of February 4, 1998, as amended (the "Pooling and Servicing Agreement"), by and between Nomura Depositor Trust ST I, as depositor, The Capital Company of America Client Services LLC, as servicer (the "Servicer"), AMRESCO Services, L.P., as operating advisor, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, for federal, state and local tax purposes (i) the Original Loan shall be deemed to have been transferred by LaSalle National Bank, as trustee of the Nomura Depositor Trust ST I, Commercial Mortgage Pass-Through Certificates, Series 1998-ST I, to Wilmington Trust Company, in its capacity as Owner Trustee (the "Owner Trustee") of Nomura Mirror Trust ST-I-FAC (the "Mirror Trust"), and by the Owner Trustee to the Servicer, as servicer on behalf of the Owner Trustee under the Pooling and

Servicing Agreement and on behalf of Certificateholders for purposes of effecting this modification to be held outside of the Mirror Trust and modified as provided herein, (ii) such modification shall be deemed to have been executed by the Trustee as agent for the Servicer, as transferee of the Loan pursuant to clause (i), and (iii) the Loan shall be deemed to have been re-transferred by the Servicer, as servicer on behalf of the Owner Trustee under the Pooling and Servicing Agreement, to the Owner Trustee to hold as an asset of the Mirror Trust, and to have been re-transferred by the Owner Trustee to the Trustee, to hold as collateral for the related Mirror Note, immediately following the execution hereof, it being the intention of the parties hereto that neither the Mirror Trust nor the Trust Fund shall be considered to have "originated" the modified Loan for purposes of Section 860L(e)(2)(C) of the Internal Revenue Code of 1986, as amended.

                  E. Borrower and Lender desire to amend the terms and conditions of the Existing Loan Agreement in accordance with the terms hereof.

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Loan Agreement is hereby amended as follows:

I. Modification of Existing Loan Agreement.
   ---------------------------------------

1. Section 1.01 of the Existing Loan Agreement is hereby amended as follows:

A. The following definitions are hereby deleted in their entirety: "Acquisition Loan"; "Acquisition Mortgage"; "Acquisition Property"; "Additional Loan"; "Additional Mortgage"; "Additional Properties"; "Allocation Factor"; "Approval Information"; "Commitment"; "Extension Fee"; "FSA"; "Lender Fee"; "Limited Release Property"; "Loans"; "MAI"; "NACC Refinancing"; "Revolver Period"; "Revolving Credit Termination Date". All references in the Existing Loan Agreement to the aforementioned defined terms are hereby deleted.

B. The following definitions are hereby deleted in their entirety and replaced with the following respective definitions:

                           (a) "Allocated Loan Amount" shall mean, in respect of any Property, the amount set forth for such Property on Exhibit A attached hereto.

                           (b) "Applicable Margin" shall mean 3.25% per annum.

                           (c) "Borrower" shall mean KPT Properties, L.P., a Delaware limited partnership, together with its permitted successors and assigns.

                           (d) "Collateral Properties" shall mean the Properties identified on Schedule A attached hereto.

                           (e) "Lender" shall mean LaSalle Bank N.A., as Trustee for CDC Depositor Trust ST-I (formerly known as Nomura Depositor Trust ST-I),

                           Commercial Mortgage Pass-Through Certificates, Series 1998 - ST-I, together with its permitted successors and assigns.

                           (f) "Note" shall mean the Second Amended and Restated Renewal Promissory Note dated as of June 14, 2000 made by the Borrower to the Lender in the principal amount of $60,000,000.

                           (g) "Required Constant" shall mean (i) 11.0% with respect to any determination relating to Collateral Properties that are factory outlet centers and (ii) 10.09% with respect to any determination relating to Collateral Properties that are community shopping centers.

C. The following definitions are hereby amended as follows:

                           (a) The definition of "Available Amount" is hereby amended by (i) deleting the number "1.6," on the fourth line thereof and replacing the same with "1.4" and (ii) deleting the number "1.4," on the sixth line thereof and replacing the same with "1.25".

                           (b) The definition of "FSA Properties" is hereby amended by (i) changing such definition to "REMIC Properties" and (ii) deleting the words "owned by FSA" and replacing such words with the words "owned by REMIC LLC".

                           (c) The definition of "LIBOR Rate" is hereby amended by (i) inserting the word "Eurodollar" before the words "Business Days" on the third line thereof and
                           (ii) deleting the words "first day of" on the third line thereof and replacing such words with the words "fifteenth day of the calendar month occurring during" and (iii) adding the sentence "For purposes hereof "Eurodollar Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions." at the end thereof.

                           (d) The definition of "Loan Documents" is hereby amended by inserting the words "the Clearing Account Agreement (as defined in Section 11.01), the Deposit Account Agreement" immediately after the words "the Security Documents" on the second line thereof.

                           (e) The definition of "Release Amount" is hereby amended by deleting therefrom the words "as of such date" on the third line thereof.

                           (f) The definition of "Total Asset Value" is hereby amended by deleting the number "0.11" at the end thereof and replacing the same with the number "0.12".

D. The following definitions are hereby added:

                           (a) "Approved Capital Expenditures" shall mean Capital Expenditures incurred by the Borrower, provided that during a Cash Management Period, such Capital Expenditures shall either be (i) included in the approved Capital Budget for a Collateral Property for the current calendar month or (ii) approved by the Lender.

                           (b) "Approved Leasing Expenses" shall mean expenses incurred by the Borrower in leasing space at a Collateral Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions, tenant improvements and other inducements, which expenses (i) are (A) specifically approved by the Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require the Lender's approval under the Loan Documents, or (C) otherwise approved by the Lender, which approval shall not be unreasonably withheld or delayed, and
                           (ii) are substantiated by executed Lease documents and brokerage agreements.

                           (c) "Approved Operating Expenses" shall mean during a Cash Management Period, operating expenses incurred by the Borrower which (i) are included in the approved Operating Budget for a Collateral Property for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to such Collateral Property or (iii) have been approved by the Lender.

                           (d) "Cash Management Period" shall mean the period that commences upon the Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) a Default or an Event of Default, (iii) the finding by the Lender that less than 95% of (x) the Rents received by or on behalf of Borrower or (y) the Net Cash Flow received by or on behalf of Borrower or REMIC LLC, have been deposited into the Clearing Account for any calendar month or (iv) the finding by the Lender that the Debt Service Ratio, after the end of a calendar quarter, is less that 1.15:1; and shall end upon the Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice the Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and for twelve consecutive months since the commencement of the existing Cash Management Period
                           (A) no Default or Event of Default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the Debt Service Ratio is at least equal to 1.15:1.

                           (e) "Deposit Bank" shall mean LaSalle Bank, N.A., or such other bank or depository selected by Lender in its discretion.

                           (f) "General Partner" shall mean Konover Property Trust, Inc., a Maryland corporation.

                           (g) "Leases" shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Collateral Property or the improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

                           (h) "Loan" shall mean the loan in the principal amount of $60,000,000 made to the Borrower pursuant to the terms of this Agreement and evidenced by the Note.

                           (i) "Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

                           (j) "REMIC LLC" shall mean KPT REMIC Loan LLC, a Delaware limited liability company.

                           (k) "Rents" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of the Borrower, the Manager or any of their agents or employees from any and all sources arising from or attributable to the Collateral Properties and the improvements thereon, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Collateral Properties or rendering of services by the Borrower, the Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

                           (l) "Stated Maturity Date" shall mean the earlier to occur of (i) December 11, 2002 and (ii) the date on which the REMIC Loan becomes due and payable.

                           (m) "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Collateral Properties.

2. The following Sections are hereby deleted in their entirety from the Existing Loan Agreement: Sections 2.02; 2.03; 2.04(b); 2.07; 2.12; 3.03; 6.02; 6.03;
6.04; 6.05; and 8.13.

3. Section 2.01 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           Section 2.01 The Loan; Generally. The Borrower represents to the Lender that (i) as of the date hereof the outstanding principal balance of the Original Loan (including any amounts advanced contemporaneously herewith) is $60,000,000, (ii) there exists no claims by the Borrower against the Lender or any holder of the Original Loan and (iii) there are no offsets or defenses by the Borrower to the payment of any amounts required under the Loan Documents or otherwise to enforcement by the holder of the Loan. The Lender shall have no further obligations to provide any additional financing to Borrower and any amounts of the Loan repaid may not be reborrowed.

4. Section 2.05 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           Section 2.05 Note. The Loan shall be evidenced by the Note.

5. Section 2.08 of the Existing Loan Agreement is hereby amended as follows:

                  (a) Subsection (c) is hereby deleted in its entirety and replaced with the following:

                           (c) (i) with respect to a Release of a Collateral Property, after giving effect to such Release, and the payments contemplated by clause (b) above, the Collateral Property Debt Service Coverage Ratio (hereinafter defined) for all of the Collateral Properties then remaining subject to the Liens of the Mortgages shall be no less than 1.35:1 and (ii) with respect to the Release of a REMIC Property, after giving effect to such Release, and the payments contemplated by clause (b) above, the REMIC Property Coverage Ratio (hereinafter defined) for all of the remaining REMIC Properties shall be no less than 1.55:1.

                           For purposes of this Section 2.08, the following terms shall have the following meanings:

                           "Collateral Property Debt Service Coverage Ratio" shall mean as of any date, the ratio calculated by Lender of (i) the aggregate Property NOI for all of the applicable Collateral Properties on such date for the 12-month period ending with the most recently completed calendar month to (ii) the Collateral Property Debt Service for such period ending on the last day of the calendar month ending on or most recently ended prior to such date.

                           "Collateral Property Debt Service" shall mean for any period the greater of (i) all Interest Expense payable by the Borrower during such period with respect to the Loan or (ii) the sum of (x) the payments of principal and Interest Expense that would be payable during such period if the amount of such payments were at an annual rate equal to the product of (A) the aggregate Allocated Loan Amounts applicable to the Collateral Properties that are factory outlet centers multiplied by (B) the Required Constant applicable thereto and (y) the payments of principal and Interest Expense that would be payable during such period if the amount of such payments were at an annual rate equal to the product of (A) the aggregate Allocated Loan Amounts applicable to the Collateral Properties that are community shopping centers multiplied by (B) the Required Constant applicable thereto.

                           "REMIC Property Coverage Ratio" shall mean as of any date, the ratio calculated by Lender of (i) the aggregate Property NOI for all of the REMIC Properties on such date for the 12-month period ending with the most recently completed calendar month to (ii) the greater of (x) the scheduled principal and interest payments due under the REMIC
                           Note in such period or (y) the product of 11.0% multiplied by the sum of (A) the outstanding principal balance of the REMIC Loan on such date plus
                           (B) the aggregate sum of all Allocated Loan Amounts with respect to such REMIC Properties.

                  (b)      Subsection (e) is hereby deleted in its entirety.

                  (c) The final sentence beginning with the words "If a Release is made in connection with" is hereby deleted in its entirety.

6. Section 2.09 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           2.09 Exit Fee Upon any repayment or prepayment of all or any portion of the principal amount of the Loan, the Borrower shall pay to the Lender on the date of such repayment or prepayment an amount equal to one and one-half percent (1.50 %) of the amount of principal being repaid or prepaid (the "Exit Fee"). Upon any acceleration of the Loan, the Borrower shall immediately pay to the Lender on account of the Exit Fee the amount by which (i) one and one-half percent (1.50%) of the original principal amount of the Loan evidenced by the Note exceeds (ii) the total amount of Exit Fees theretofore paid by the Borrower pursuant to this
                           Section 2.09. All Exit Fees hereunder shall be deemed to be earned by the Lender upon the funding of the Loan.

7. The following Section 2.13 is hereby added at the end of Article 2 of the Existing Loan Agreement.

                  2.13 Interest Rate Protection Agreements. As of the date hereof, the Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions. (such interest rate protection agreement being referred to herein as the "Interest Rate Protection Agreement"):

                           (a) the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least "AA" by S&P and "Aa2" by Moody's; has a term ending no earlier than the Maturity Date; is an interest rate cap in respect of a notional amount not less than the maximum principal amount of the Loan that shall have the effect of capping the LIBOR Rate at 7.41% per annum; and provides that the only obligation of the Borrower thereunder is the making of a single payment upon the execution and delivery thereof.

                           (b) The Borrower's interest in such Interest Rate Protection Agreement has been assigned to the Lender pursuant to documentation satisfactory to the Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to the Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty's agreement to pay directly to the Lender all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to the Lender in form and substance.

                           (c) Notwithstanding anything in this Section 2.13 to the contrary, prior to purchasing an Interest Rate Protection Agreement, the Borrower shall notify CDC Mortgage Capital Inc. of its intention to purchase such Interest Rate Protection Agreement, which notice may be telephonic and shall contain the name of the proposed financial institution and the price and other applicable terms relating to the proposed Interest Rate Protection Agreement. Upon receipt of such notice, CDC Mortgage Capital Inc. or its Affiliate shall have the right to provide an Interest Rate Protection Agreement to the Borrower at the same (or lower) price and upon substantially the same terms and conditions applicable to the proposed Interest Rate Protection Agreement with such other financial institution and the Borrower hereby agrees to promptly enter into same with CDC Mortgage Capital Inc. or its Affiliate. If CDC Mortgage Capital Inc. or its

                           Affiliate does not elect to provide such Interest Rate Protection Agreement to the Borrower as provided in the preceding sentence, the Borrower may purchase the Interest Rate Protection Agreement from any financial institution having a rating of at least that specified in Section 2.13(a) above at the same (or lower) price and upon substantially the same terms and conditions applicable to the proposed Interest Rate Protection Agreement first offered to CDC Mortgage Capital Inc.

                           (d) The Borrower agrees that the Lender shall not have any obligation, duty or responsibility to the Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Properties or any portion thereof as security for the Borrower's performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of the Borrower or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of the Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

                           (e) All amounts received by the Lender from payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Clearing Account and applied in the same manner as repayments hereunder.

8. All references in the Existing Loan Agreement to the defined term "the Revolving Credit Termination Date" are hereby deleted and replaced with the words "the Maturity Date".

9. All references in the Existing Loan Agreement to the defined terms of (i) the "Commitment" and (ii) the "Loans" are deemed to mean the "Loan".

10. All references in the Existing Loan Agreement to the defined term "FSA" are hereby replaced with the defined term "REMIC LLC".

11. Section 3.02 of the Existing Loan Agreement is hereby amended by (i) inserting the words "the greater of" immediately after the words "of (i)" on the third line thereof and (ii) inserting the words "and 5.75%" immediately after the words "for such Interest Period" on the fourth line thereof.

12. Section 4.04 of the Existing Loan Agreement is hereby amended by (i) deleting the words "borrowing of the Loans and each" on the first line thereof and (ii) replacing the dollar amount of "$1,000,000" at the end thereof with the dollar amount of "$350,000" (it being understood and agreed by the parties that with respect to any payment of principal made pursuant to Section 2.08, the minimum amount of $350,000 shall refer to the amount paid by the

Borrower as the applicable Release Amount (as opposed to the Allocated Loan Amount for any applicable Release Property)).

13. Section 4.05 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  4.05 Certain Notices. Notices by the Borrower to the Lender of any prepayments of the Loan shall be irrevocable and shall be effective only if received by the Lender not later than 5:00 p.m. New York time at least 5 Business Days prior to the date of the relevant prepayment. Each such notice of prepayment shall specify the amount, and the date of prepayment (which shall be a Business Day).

14. Section 7.01 of the Existing Loan Agreement is hereby amended by deleting the word "corporation" on the first line thereof and replacing such word with the word "limited partnership".

15. Section 7.14 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  7.14 Ownership; REIT Status. The sole general partner of the Borrower is the General Partner. The General Partner currently qualifies and is taxed as a real estate investment trust under Subchapter M of the Code. KPT Property Holding Corp., a Maryland corporation, owns in excess of 95% of the limited partnership interests in Borrower. The General Partner is the owner of all of the issued and outstanding capital stock of KPT Property Holding Corp. and KPT REMIC Loan, Inc., all of which capital stock has been validly issued, is fully paid and nonassessable and is owned by the General Partner free and clear of all assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase. The Borrower is the sole member of REMIC LLC and KPT REMIC Loan, Inc., a Delaware corporation, is the non-member manager of REMIC LLC. The partnership interests in the Borrower and the membership interests in REMIC LLC are owned free and clear of all assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase. Neither the Borrower nor REMIC LLC has any obligation to any Person to purchase or repurchase any ownership interest in it.

16. Section 8.01 of the Existing Loan Agreement is hereby amended as follows:
(i) the items referred to in subsections (a) and (b) to be delivered with respect to the Borrower and FSA shall also be delivered with respect to the General Partner; (ii) the items referred to in subsections (c) and (d) to be delivered with respect to the Borrower and/or FSA shall instead be delivered with respect to the General Partner; and (iii) by adding the following subsection thereto:

                  (l) The Borrower shall prepare and submit (or shall the cause Manager to prepare and submit) to the Lender within 30 days after a Cash Management

                  Period and by November 15th of each year thereafter during the term hereof until such Cash Management Period has ended, for approval by the Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Collateral Properties for the succeeding calendar year (the "Annual Budget"), and, promptly after preparation thereof, any revisions to such Annual Budget. The Lender's failure to approve or disapprove any Annual Budget or revision within 30 days after the Lender's receipt thereof shall be deemed to constitute the Lender's approval thereof. The Annual Budget shall consist of (i) an operating expense budget (the "Operating Budget") showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, and (ii) a Capital Expense budget (the "Capital Budget") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenditures.

17. Section 8.03 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  8.03 Corporate Existence, Etc. The Borrower will, and will cause REMIC LLC to, preserve and maintain its limited partnership or limited liability company existence, as applicable, and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Lender, during normal business hours and upon reasonable prior notice, and consistent with the rights of tenants under their leases, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender. The General Partner will continue to qualify and be taxed as a real estate investment trust under Subchapter M of the Code and listed on the New York Stock Exchange, NASDAQ or the American Stock Exchange. REMIC LLC shall at all times continue to be 100% owned by the Borrower.

18. The following Section 11 is hereby added immediately after Section 10 of the Existing Loan Agreement:

                  Section 11 Cash Management and Reserves.

                  11.01 Cash Management Arrangements. (a) The Borrower shall cause (i) all Net Cash Flow to be transmitted directly by REMIC LLC and (ii) all Rents to be transmitted directly by non-residential tenants of each Collateral Property, in each such case, into a trust account (the "Clearing Account") maintained by the Borrower at a bank selected by the Borrower (a "Clearing Bank") as more fully described in the Clearing Account Agreement among the Borrower, the Lender and the First Union Bank (the "Clearing Account Agreement"). Without in any way limiting the foregoing, all Net Cash Flow and all Rents received by the Borrower or the Manager shall be deposited into the Clearing Account within one Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by the Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at the Lender's discretion only in Permitted Investments. The Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). At all times other than during the continuance of a Cash Management Period, the Lender may, in its discretion, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by the Lender other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at the Lender's discretion only in Permitted Investments. The Deposit Account and any Subaccount will be under the sole control and dominion of the Lender, and the Borrower shall have no right of withdrawal therefrom. The Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

                  11.02 Taxes and Insurance. The Borrower shall pay to the Lender on each Interest Payment Date (i) one-twelfth of the Taxes that the Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the insurance premiums that the Lender estimates will be payable for the renewal of the coverage afforded by the insurance policies for the Collateral Properties upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the insurance policies; provided, however, that the payments required under this clause (ii) shall not commence unless the insurance premiums shall become due within the next succeeding 12 month period. Such amounts will be transferred by the Lender to a Subaccount (the "Tax and Insurance Subaccount"). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and insurance premiums required to be made by the Borrower pursuant to Sections 3 and 4 of the Mortgages, provided that the Borrower has promptly supplied the Lender with notices of all Taxes and insurance premiums due, or (b) reimburse the Borrower for such amounts upon presentation of evidence of payment and a certificate from a senior financial officer of the Borrower in form and substance satisfactory to the Lender; subject however to the Borrower's right to contest Taxes in accordance with Section 4(b) of the Mortgages. In making any payment relating to Taxes and insurance premiums, the Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to insurance premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or insurance premiums next coming due, the Lender may increase (or decrease) the monthly contribution required to be made by the Borrower to the Tax and Insurance Subaccount.

                  11.03 Capital Expense Reserve. With respect to each Collateral Property, the Borrower shall pay to the Lender on each Interest Payment Date the amount set forth for such Collateral Property on Exhibit B attached hereto. The Lender will transfer such amount into a Subaccount (the "Capital Reserve Subaccount"). Additionally, upon thirty (30) days' prior notice to the Borrower, the Lender may reassess the amount of the monthly payment required under this Section 11.03 from time to time in its reasonable discretion (based upon its then current underwriting standards). If the funds in the Capital Reserve Subaccount shall exceed the amounts due for Approved Capital Expenditures pursuant to the terms hereof, the Lender may return any excess to the Borrower or, if future payments hereunder are then required, credit such excess against such future payments. If the Lender determines in its reasonable judgment that the funds in the Capital Reserve Subaccount will be insufficient to pay (or in excess of) the amounts due or to become due for Approved Capital Expenditures, the Lender may increase (or decrease) the monthly contribution required to be made by the Borrower to the Capital Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing, the Lender shall disburse funds held in the Capital Reserve Subaccount to the Borrower, within 15 days after the delivery by the Borrower to the Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expenditures; (ii) Lender shall have (if it desires) verified (by an inspection conducted at the Borrower's expense) performance of the work associated with such Approved Capital Expenditures if the cost of such work exceeds $50,000; and (iii) the request for disbursement is accompanied by (A) a certificate from a senior financial officer of the Borrower certifying (w) that such funds will be used to pay or reimburse the Borrower for Approved Capital Expenditures and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used to pay the previously identified Approved Capital Expenditures, and (B) reasonably detailed documentation satisfactory to the Lender as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital Expenditures may, at the Lender's option, be made by joint check payable to the Borrower and the payee on such Approved Capital Expenditures.

                  11.04 Rollover Reserves. With respect to each Collateral Property, the Borrower shall pay to the Lender on each Interest Payment Date the amount set forth for such Collateral Property on Exhibit C attached hereto. The Lender will transfer such amount into a Subaccount (the "Rollover Reserve Subaccount"). The Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all payments received from tenants in connection with the early termination or cancellation of any Leases, including fees, penalties and commissions. If the amount in the Rollover Reserve Subaccount shall exceed the amounts due for Approved Leasing Expenses pursuant to the terms hereof, the Lender shall, in its discretion, return any excess to the Borrower, credit such excess against future payments to the Rollover Reserve Subaccount or allocate such excess to other Subaccounts. If the Lender determines in its reasonable judgment that the funds in the Rollover Reserve Subaccount will be insufficient to pay (or in excess of) the amounts due or to become due for Approved Leasing Expenses, the Lender may increase (or decrease) the monthly contribution required to be made by the Borrower to the Rollover Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing, the Lender shall disburse funds held in the Rollover Reserve Subaccount to the Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at the Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) a certificate from a senior financial officer of the Borrower certifying (w) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used only to pay (or reimburse the Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at the Lender's option, be made by joint check payable to the Borrower and the payee of such Approved Leasing Expenses.

                  11.05 Operating Expense Subaccount. During a Cash Management Period, Rents shall be transferred into a Subaccount (the "Operating Expense Subaccount") as provided in Section 11.09. Provided no Default or Event of Default has occurred and is continuing, the Lender shall disburse funds held in the Operating Expense Subaccount to the Borrower, within 15 days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) a certificate from a senior financial officer of the Borrower certifying (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to the Lender as to the amount, necessity and purpose therefor.

                  11.06 Casualty/Condemnation Subaccount. The Borrower shall pay, or cause to be paid, to the Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount"). All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of the Mortgages.

                  11.07 Security Deposits. During a Cash Management Period, the Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to the Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by the Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by the Lender upon notice from the Borrower together with such evidence as the Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of the Borrower under the applicable Lease. Any letter of credit or other instrument that the Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name the Lender as payee or mortgagee thereunder (or at the Lender's option, be fully assignable to the Lender).

                  11.08 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by the Borrower of all other terms, conditions and provisions of the Loan Documents, the Borrower hereby pledges and assigns to the Lender, and grants to the Lender a security interest in, all the Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management Accounts"). The Borrower hereby grants to the Lender a continuing security interest in, and agrees to hold in trust for the benefit of the Lender, all Rents in its possession prior to the (i) payment of such Rents to the Lender or (ii) deposit of such Rents into the Deposit Account. The Borrower shall not, without obtaining the prior written consent of the Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming the Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, the Lender may apply any sums in any Cash Management Account in any order and in any manner as the Lender shall elect in the Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of the Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by the Lender. The Borrower shall be entitled to receive on a semi-annual basis interest on any balance in the Deposit Account and any Subaccounts (including any Eligible Account maintained at a bank or other depository other than the Deposit Bank selected by Lender in accordance with Section 11.01) at a rate equal to the U.S. and Regional Composite National Bank Average Retail Savings Money Market CD Yield, from time to time. Upon payment in full of the Loan and all other amounts owed by the Borrower under the Loan Documents, the Lender shall cause the amounts, if any, remaining in the Cash Managements Accounts to be promptly remitted to the Borrower.

                  11.09    Property Cash Flow Allocation.

                           (a) During any Cash Management Period, any Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Interest Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 11.02; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to the Lender to pay the interest due on such Interest Payment Date (plus, if applicable, interest at the Post Default Rate and all other amounts, other than those described under other clauses of this Section 11.09(a), then due to the Lender under the Loan Documents); (iv) Fourth, to make payments into the Capital Reserve Subaccount as required under Section 11.03; (v) Fifth, to make payments into the Rollover Reserve Subaccount as required under Section 11.04; (vi) Sixth, to make payments for Approved Operating Expenses as required under Section 11.05; and (vii) Lastly, payments to the Borrower of any excess amounts.

                           (b) The failure of the Borrower to make all of the payments required under clauses (i) through (vi) of
                           Section 11.09(a) in full on each Interest Payment Date shall constitute an Event of Default under this Agreement.

                           (c) Notwithstanding anything to the contrary contained in this Section 11.09, after the occurrence of a Default or an Event of Default, the Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as the Lender shall elect.

19. The "Address for Notices" set forth on the signature pages of the Existing Loan Agreement is hereby amended (i) to provide that notices to the Lender should be sent to LaSalle Bank N.A., as Trustee for CDC Depositor Trust ST-I (formerly known as Nomura Depositor Trust ST-I), Commercial Mortgage Pass-Through Certificates, Series 1998 - ST-I, c/o CapMark Services, L.P., 245 Peachtree Center Avenue N.E., Suite 1800, Atlanta, Georgia 30303-1231, Attention Katherine M. Saathoff, Vice President, Telecopier (404) 654-2726, with copies to: CDC Mortgage Capital Inc., 9 West 57th Street, 36th Floor, New York, New York 10019; Attention: Real Estate Administration (Gary DiGiuseppe), Telecopier
(212) 891-6851 and with copies to: Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta,
Telecopier: (212) 836-8689, (ii) by adding the words "and Attn: Legal Department, Telecopier No.: (919) 234-3251" after the words "Attn: C. Cammack Morton", (iii) by deleting the words "Michaela M. Twomey, Esq., FAC Realty, Inc., 1095 Old Cedar Road, McLean, Virginia 22102, Telecopier No: (703) 506-9137" and (iv) by changing the address of Mayer, Brown & Platt to 1909 K Street, N.W., Washington, D.C., 20006, Telecopier No.: (202) 263-3300.

20. Schedule A of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

II. Representations. The Borrower hereby represents and warrants to the Lender as of the date hereof as follows:

1. Authorization and Power. The Borrower has the power and requisite authority to execute, deliver and perform its obligations under this Amendment and any other document executed in connection herewith and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform its obligations under this Amendment.

2. Valid and Binding Obligations. This Amendment constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

3. Consents, Etc. No consent, approval, authorization or order of any court or governmental authority or any third party is required in connection with the execution and delivery by the Borrower of this Amendment or to consummate the transactions contemplated hereby, which consent has not been obtained.

4. No Offsets; Defenses. There are no existing claims by the Borrower against the Lender and there are no offsets or defenses by the Borrower to the payment of any amounts required under the Loan Documents or otherwise to the enforcement by the Lender of the Loan Documents.

III. Reaffirmation and Ratification. The Borrower hereby ratifies and reaffirms the obligations, waivers, indemnities and covenants made under the Loan Documents to which it is bound. The Existing Loan Agreement (as amended hereby) and each of the Loan Documents is hereby ratified and confirmed and shall continue in full force and effect.

IV. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

V. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one original.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                    BORROWER:
                    --------

                    KPT PROPERTIES, L.P., a Delaware limited partnership

                    By:  Konover Property Trust, Inc., its general partner

                         By: ____________________________
                             Name:
                             Title:

                    LENDER:
                    ------

                    LASALLE BANK NATIONAL ASSOCIATION,
                    as Trustee for CDC Depositor Trust
                    ST-I (formerly known as Nomura
                    Depositor Trust ST-I), Commercial
                    Mortgage Pass-Through Certificates,
                    Series 1998 - ST-I

                    By: CapMark Services, L.P., a Texas limited partnership, it authorized agent

                         By: Pearl Mortgage, Inc., a Delaware corporation,
                             general partner

                             By: ____________________________
                                 Name: Katherine M. Saathoff
                                 Title: Vice President

                                 ACKNOWLEDGMENT
                                 --------------

The undersigned Owner Trustee hereby acknowledges the terms of the foregoing.

Wilmington Trust Company, in its capacity as Owner Trustee of CDC Mirror Trust ST-I-FAC (formerly known as Nomura Mirror Trust ST-I-FAC)


By:  _____________________
     David A. Vanaskey, Jr.
     Assistant Vice President

                                    EXHIBIT A
                                    ---------

                             Allocated Loan Amounts
                             ----------------------

                                 (See Attached)

                                    EXHIBIT B
                                    ---------

                    Capital Expense Reserve Monthly Payments
                    ----------------------------------------

1.   Crossroads at Mandarin Shopping Center, Jacksonville, FL             $7,322

2.   Eastgate Plaza, Pensacola, FL                                        $6,321

3.   Factory Stores of America, Lake Park, GA                             $1,750

4.   Factory Stores of America, Tupelo, MS                                $4,206

5.   Gateway Shopping Center, Wilson, NC                                  $2,044

6.   Braves Village Shopping Center, Socastee, SC                         $2,840

7.   Grove Park Shopping Center, Orangeburg, SC                           $1,344

8.   Robertson Corners Shopping Centers, Walterboro, SC                   $  595

9.   Factory Stores of America, Nashville, TN                             $3,573

10.  Factory Stores of America, Hempstead, TX                             $1,431

                                    EXHIBIT C
                                    ---------

                        Rollover Reserve Monthly Payments
                        ---------------------------------

1.  Crossroads at Mandarin Shopping Center, Jacksonville, FL             $ 2,479

2.  Eastgate Plaza, Pensacola, FL                                        $ 8,003

3.  Factory Stores of America, Lake Park, GA                             $ 4,167

4.  Factory Stores of America, Tupelo, MS                                $ 3,333

5.  Gateway Shopping Center, Wilson, NC                                  $ 2,052

6.  Braves Village Shopping Center, Socastee, SC                         $ 2,457

7.  Grove Park Shopping Center, Orangeburg, SC                           $ 5,274

8.  Robertson Corners Shopping Centers, Walterboro, SC                   $ 1,137

9.  Factory Stores of America, Nashville, TN                             $14,467

10. Factory Stores of America, Hempstead, TX                             $ 2,083

                                   SCHEDULE A
                                   ----------

                     Collateral Properties/REMIC Properties
                     --------------------------------------

                              Collateral Properties
                              ---------------------

1.   Crossroads at Mandarin Shopping Center, Jacksonville, FL
2.   Eastgate Plaza, Pensacola, FL
3.   Factory Stores of America, Lake Park, GA
4.   Factory Stores of America, Tupelo, MS
5.   Gateway Shopping Center, Wilson, NC
6.   Braves Village Shopping Center, Socastee, SC
7.   Grove Park Shopping Center, Orangeburg, SC
8.   Robertson Corners Shopping Centers, Walterboro, SC
9.   Factory Stores of America, Nashville, TN
10.  Factory Stores of America, Hempstead, TX

                            REMIC Properties
                            ----------------

1.   Factory Stores of America, Arcadia, LA
2.   Factory Stores of America, Crossville, TN
3.   Factory Stores of America, Draper, UT
4.   Factory Stores of America, Hanson, KY
5.   Factory Stores of America, Iowa, LA
6.   Factory Stores of America, Mesa, AZ
7.   Factory Stores of America, Tucson, AZ
8.   Factory Stores of America, Union City, TN
9.   Factory Stores of America, West Fankfort, IL
10.  Factory Stores of America, Kittery, ME
11.  Factory Stores of America, Lake George, NY
12.  Factory Stores of America, La Marque, TX
13.  Las Vegas Factory Stores, Las Vegas, NV
14.  Factory Stores of America, North Bend, WA
15.  Factory Stores of America, Vacaville, CA
16.  Lenoir II
17.  Factory Stores of America, Livingston, TX
18.  Factory Stores of America, Mineral Wells, TX
19.  Oakland Park
20.  Petersburg - Food Lion
21.  Stanton Square, North Carolina
22.  Tower Shopping Center, North Carolina
23.  Factory Stores of America, Corsicana, TX